Exhibit 99.1

NEWS RELEASE

Sylvamo Announces Plans to Sell Europe Business

MEMPHIS, Tenn. – Nov. 6, 2026 – Sylvamo (NYSE: SLVM) is entering into a put option agreement with Midas Atlantic Partners, in partnership with The Najafi Companies, for a binding offer to acquire the company’s Europe business, including its uncoated freesheet paper mills in Saillat, France, and Nymolla, Sweden, as well as its forestry and supporting business operations.

Sylvamo will conduct applicable consultation processes with works councils and employee representatives in accordance with local laws before making any final decision. Once consultation processes are complete, the parties expect to enter into a definitive share purchase agreement to transfer the business to Midas Atlantic Partners with an agreed level of working capital and cash in exchange for the right to receive 20% of future distributions. Closing is expected by the end of the first quarter of 2027.

“We believe this potential transaction represents an important strategic step for our Europe business and Sylvamo. In Europe, it would create the opportunity to move forward with an owner experienced in corporate carve-outs and positioning businesses for long-term success. After the proposed transaction, Sylvamo would be a more focused company, with greater ability to invest in our business, strengthen our performance and pursue world-class excellence. We believe that focus will make us a stronger company and better position us to create sustainable value for our employees, customers and investors,” said John Sims, chief executive officer.

Company leaders will discuss the announcement during its quarterly earnings webcast Nov. 6 at 10 a.m. EST.

About Sylvamo

Sylvamo (NYSE: SLVM) is the world’s paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2025 were $3.4 billion. For more information, please visit Sylvamo.com.

About Midas Atlantic Partners

Midas Atlantic is a private equity group investing in global corporate carve-outs and special situations with clear value creation potential. With a transatlantic presence and international roots, the firm partners with corporates and other non-natural owners globally looking to divest non-core assets across most sectors. Midas Atlantic invests without fund life constraints, enabling it to take a creative approach to transaction structuring, stay invested through market cycles and build value over time. For more information, visit www.midasatlantic.com.

About The Najafi Companies

The Najafi Companies is an international private investment firm founded by Jahm Najafi in 2002. Investing exclusively its internally generated capital, the firm pursues a strategy of concentration rather than diversification, making highly selective, long-term investments across industries. The Najafi Companies has a long track record of acquiring corporate carve-outs across various industries and is Midas Atlantic Partners’ principal investment partner. Its portfolio includes significant holdings globally across a variety of sectors, including media and sports. For more information, visit www.najafi.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements pertaining to consultation with works councils, entry into a share purchase agreement and transaction timing. Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include, but are not limited to, Sylvamo’s ability to successfully complete the proposed sale, including satisfying conditions related to works council approvals, obtaining regulatory approvals and meeting other conditions to closing, as well as the risks disclosed in the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com

Media Contact: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com